UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2002

ANDRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Orange Drive, Davie, Florida		33314

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 584-0300

(Former name or former address, if changed since last report.)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

The Audit Committee of the Board of Directors of Andrx Corporation annually considers and recommends to the Board the selection of Andrx’s independent public accountants. As recommended by Andrx’s Audit Committee, Andrx’s Board of Directors on June 19, 2002 decided to no longer engage Arthur Andersen LLP (“Andersen”) as Andrx’s independent public accountants and engaged Ernst & Young LLP to serve as Andrx’s independent public accountants for 2002. The appointment of Ernst & Young LLP is subject to ratification by Andrx’s stockholders at the 2002 annual meeting scheduled for July 19, 2002.

Andersen’s reports on Andrx’s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During Andrx’s two most recent fiscal years and subsequent interim period preceding this change, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Andrx’s consolidated financial statements for such years. Also, no reportable events, within the meaning of Item 304(a)(1)(v) of Regulation S-K, has occurred during the two most recently completed fiscal years and subsequent interim periods, preceding this change.

Andrx provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen’s letter, dated June 19, 2002, stating its agreement with such statements.

During Andrx’s two most recent fiscal years and through the date of this Form 8-K, Andrx did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Andrx’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 19, 2002

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDRX CORPORATION

Date: June 19, 2002	By: /s/ Richard J. Lane

Richard J. Lane, Chief Executive Officer (Principal Executive Officer)

Date: June 19, 2002	By: /s/ Angelo C. Malahias

Angelo C. Malahias, Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

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